Registration No. 33-61019


                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                        _____________________________
                       Post Effective Amendment No. 2
                                     TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        ____________________________

                        THE COLONIAL BANCGROUP, INC.

           (Exact name of Registrant as specified in its charter)

     Delaware                  6711                         63-0661573
     (State of         (Primary Standard Industrial       (I.R.S. Employer
  Incorporation)       Classification Code Number)      Identification No.)

    One Commerce Street, Suite 800                    (334) 240-5000
      Montgomery, Alabama 36104                       (Telephone No.)
(Address of principal executive offices)

                ____________________________________________

                             W. Flake Oakley, IV
                                  Secretary
                            Post Office Box 1108
                          Montgomery, Alabama 36102
                   (Name and address of agent for service)

                                 Copies to:

                         Michael D. Waters, Esquire
                       Miller, Hamilton, Snider & Odom
                       One Commerce Street, Suite 802
                          Montgomery, Alabama 36104

      Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )


     The Colonial BancGroup, Inc. ("BancGroup") registered 769,018 shares of its Common Stock on Form S-4, registration no. 33-61019, pursuant to the acquisition of Mt. Vernon Financial Corporation.

     On November 1, 1995, BancGroup filed post effective amendment No. 1 (33-63347) to such registration statement. The purpose of that filing was to remove from registration certain shares not issued in the acquisition. A mistake was made in the calculation of the number of shares issued in such acqusition, and, therefore, this post effective amendment No. 2 is issued to correct such mistake. Set forth below is the correct number of shares issued and the correct number removed from registration.

     A total of 521,720 shares were actually issued in such acquisition on October 20, 1995. Accordingly, pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 247,298 shares from registration.


                                  SIGNATURE


     Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 7th day of November, 1995.

                                   THE COLONIAL BANCGROUP, INC.



                                   By:  /s/ W. Flake Oakley, IV
                                        W. Flake Oakley, IV
                                        Chief Financial Officer and
                                        Duly authorized agent for
                                        service